SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                           Jakarta Growth Fund, INC.

            (Exact name of registrant as specified in its charter)



      Maryland                                          Applied For
-----------------------                      --------------------------------
(State of incorporation                      IRS employer identification (no.)
    or organization)


Jakarta Growth Fund, Inc.                                 10038
    180 Maiden Lane                             -------------------------
New York, New York                                      (zip code)
-------------------------------
(Address of principal executive
offices)





Securities to be registered pursuant to
Section 12(b) of the Act:

Title of each class to be                    Name of each exchange on which
so registered                                each class is to be registered

Shares of Common Stock,                           Boston Stock Exchange
par value $.10 per share




Securities to be registered pursuant to Section 12(g) of the Act:

None


Item 1.  Description of Registrant's Securities to be Registered.

     The section captioned "Description of Capital Stock" in the Registrant's prospectus dated January 31, 1990 forming a part of the Registrant's Registration Statement on Form N-2 (Nos. 33-33160, and 811-6035) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on January 31, 1990, is incorporated herein by reference.

Item 2.  Exhibits.

(I) The following exhibits have been filed with the Commission:

          (1) Form of Certificate for Common Stock.*

          (2) Portions of the Charter and the By-Laws of the Registrant defining the rights of holders of Common Stock**

(II) The following exhibits are to be filed with the Boston Stock Exchange only:

          (1) Not applicable.
          (2) Not applicable.
          (3) Not applicable.
          (4) (a) Charter of the Registrant.
              (b) By-Laws of the Registrant.
          (5) Specimen Certificate for Common Stock.
          (6) Not applicable.


-------------------
* Incorporated by reference to Exhibit 4 to Pre-Effective Amendment No. 3 to the Registration Statement as filed with the Commission on April 9, 1990.

**   Incorporated by reference to Exhibit 2 to the Registration Statement.

                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   JAKARTA GROWTH FUND, INC.
                                   (Registrant)



                                   By:  /s/ David G. Stoeffel
                                        -----------------------
                                        David G. Stoeffel
                                        Vice President

March 31, 2000